FIRST AMENDMENT TO 2009 INCENTIVE COMPENSATION PLAN

OF BEAMZ INTERACTIVE, INC.

This First Amendment (this “Amendment”) to the 2009 Incentive Compensation Plan (the “Plan”) of Beamz Interactive, Inc., a Delaware corporation (the “Corporation”), is made by the Corporation pursuant to the authorization of the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Board and the stockholders of the Corporation have determined it is in the best interests of the Corporation to amend Section 3(a) of its Plan to increase the maximum number of shares of the Corporation’s Series C Convertible Preferred Stock reserved and available for delivery in connection with “Awards” under the Plan from 255,000 to 400,000;

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1. Amendment to Section 3(a). Section 3(a) of the Plan is hereby deleted and restated in its entirety as follows:

“(a)       Limitation on Overall Number of Shares of Stock Subject to Awards . Subject to adjustment as provided in Section 8(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 400,000 shares of Stock plus (ii) the number of shares of Stock with respect to which any Awards previously granted under the Plan terminated without being exercised, expire, are forfeited or canceled, do not vest, or are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 8(c) hereof, the number of shares of Stock that may be issued pursuant to Incentive Stock Options shall not exceed 50,000 shares.”

3. Effect of Amendment. Except as amended hereby, the Plan shall remain unchanged. This Amendment shall be construed as part of the Plan.

Dated:12/7/09

BEAMZ INTERACTIVE, INC..

By:	/s/ Charles Mollo
Charles Mollo, President